UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Event Reported:  July 24, 2007

APA ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-16106	41-1347235
(State of other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

2950 NE 84th Lane, Blaine, MN  55449
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (763) 784-4995

(Former name, former address and former fiscal year, if changed since last report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02                     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.02(e)                Compensatory Arrangements of Certain Officers

On July 24, 2007, our Board of Directors adopted the recommendations of the Compensation Committee compensation for the fiscal year beginning April 1, 2007 for Cheryl Beranek Podzimek,  the president and chief executive officer of the Company.

Ms. Podzimek's salary has been set at $150,000 (a 25% increase over her salary for the fiscal year 2007).  The Board also approved a quarterly bonus plan for Ms. Podzimek for the first two quarters of fiscal 2008 up to a maximum total of $10,000 based on attaining certain levels of revenue and/or earnings before interest, taxes, depreciation and amortization (EBITDA).  Metrics for subsequent quarterly and annual bonus plans to be established on or before October 1, 2007. Subsequent quarters’ bonus plans provide for an additional maximum of $10,000 and the annual bonus plan provides for a maximum of $75,000 in addition to the quarterly bonuses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 24, 2007	APA ENTERPRISES, INC.

	By	/s/ Cheryl Beranek Podzimek
Cheryl Beranek Podzimek, Chief Executive Officer (Principal Executive Officer) and authorized signatory